EXHIBIT 10.17
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PROPOSAL FROM NEWBRIDGE CAPITAL PARTNERS, L.L.C.



                     NEWBRIDGE CAPITAL PARTNERS, L.L.C.

          PROPOSAL FOR AN INFORMAL RE-ORGANIZATION OF CONSYGEN, INC.



                 RE-ORGANIZATION/ASSET DIVESTURE PLAN
   CONSYGEN'S RE-ORGANIZATION WITHOUT FORMAL BANKRUPTCY PROCEEDINGS


OVERVIEW

The structure of this plan is to focus on the preservation of the platform of the public entity and to direct the company through reorganization without the costly process of Chapter 11. The value of the company is the informal re-organization of the public company as to it pertains to its current debt structure and capital structure. Our immediate plan is to create an escrow fund for the benefit of creditors; this fund will be held
in trust with an attorney of the Board of ConSyGen choice.   There has been
arrangements made for the divesture of the Counterfeit Cop line to Beckwith Capital Management, L.L.C. for the amount of $420,000. In addition, the Furniture Fixtures and Equipment has received a bid of $280,000.00, subject
to final inspection and agreement on terms and conditions.   We will have a
hybrid of a earn-out agreement, from a substantial public company in the money transfer business, for the sale of the intangibles and contracts (banks, resellers, distributors) of BizPay USA and BizPay International including software, all rights title and interest, and agreement to maintain the banking relationships. This value should top $200,000.00 at this time, subject to inspection and due diligence. Our opinion at this time the amount of this orderly liquidation of the assets for the benefit of creditors should be well in excess of $500,000.00, less legal and commissions, where applicable. The existing common stock shareholders of ConSyGen will continue to own their shares, but the shares will be subject
to a very substantial "roll-back".   We have identified a reverse merger
candidate for the company and that could utilize the public entity and the possibility of utilizing the NOL of the company.

OFFICERS & DIRECTORS

1. Officers and Directors will required to resign at the signing of a definitive stock purchase agreement with NewBridge Capital Partners, L.L.C.

2. Officers and Directors should be aware that there may be a cause of action, litigation or liability arising from the unpaid withholding taxes of the company to the Internal Revenue Service.

CLOSING

Conditions of Closing are as follows:

1. Letter from the Board of Directors accepting the conditions of this letter, and agreeing to proceed to a definitive agreement.

2.   Completion of due diligence, 5 days or less.


Respectfully Submitted,

NEWBRIDGE CAPITAL PARTNERS, L.L.C.


GREG HARRINGTON, Mgr. Member